Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS STRONG FIRST QUARTER 2005 RESULTS

Poway, CA., April 27, 2005 — ALDILA, INC. (NASDAQ:NMS:ALDA) announced today net sales of $17.8 million and net income of $3.3 million ($0.61 fully diluted per share) for the three months ended March 31, 2005.  In the comparable 2004 first quarter, the Company had net sales of $15.3 million and net income of $2.3 million ($0.46 fully diluted per share).

“We are extremely pleased with the strong results achieved in our first quarter of 2005.  Driven by the continuing acceptance of our flagship NV™ wood shaft line by the golfing world, our sales increased by 16% versus the first quarter of last year.  Our net income of $3.3 million or $0.61 fully diluted per share represents one of the best quarters the Company has had in the last 10 years.  The average selling price of golf shafts increased by 38% quarter on quarter on a 17% decline in unit sales.  The decline in units was comprised of lower priced production units.  Gross margin in the 2005 first quarter rose to 42% on a 21% increase in gross profit to $7.4 million as compared to 40% and $6.1 million in the first quarter of 2004.  The Company’s backlog of sales orders as of March 31, 2005 of $12.2 million was 20% higher than at March 31, 2004,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.

“Driven by continued strong sales of our flagship NV™ shaft line our first quarter 2005 branded sales exceeded our branded sales in the first quarter 2004 by 88%.  While the majority of our branded sales have been the NV™ wood shaft, our NV™ Hybrid is gaining momentum after leading on the PGA Tour for most of this year as the most played hybrid graphite shaft.  Our NVS™ wood shaft with its brilliant orange-bronze paint has been selected in several OEM club programs in the second half of 2005,” said Mr. Mathewson.

“The trend towards branded graphite shafts is growing, especially among the top tier premium club companies.  One major OEM has essentially given up offering a production shaft in their current wood line.  We believe this move to branded graphite shafts for woods is inevitable, as we only have to look at the steel shaft market to see virtually all branded shafts,” continued Mr. Mathewson.

“The much-anticipated launch of our NV™ iron shafts is set to take place this June.  Rich Beem, playing our NV™ irons in the BellSouth Classic, finished second but was first in greens in regulation for the tournament, hitting over 90% of the greens.  Shafts to support the launch of this exciting new product are currently being manufactured in our Poway, California facility,” said Mr. Mathewson.

“The Aldila NV™, NVS™, and NV™ ProtoPype continue as leading shafts on the PGA, Nationwide and European Tours.  Through March of 2005, Aldila NV™ Series shafts have been used during victories at the Mercedes Championship, World Golf Championship and the Tour Championship.  In addition, Aldila has begun testing the new “Cinnamon Shaft” on Tour with very good success.  The NV™ Hybrid and NVS™ Hybrid continue to be the leading hybrid shafts on the PGA and Nationwide Tours,” said Mr. Mathewson.

“Composite prepreg sales to third parties increased 51% versus the first quarter last year as interest in our products continues to grow.  We are excited about the continual growth in our third party prepreg sales and have committed to support this growing business and be ready to seize opportunities as they appear,” Mr. Mathewson said.

“Our hockey business has begun the year on a sluggish note, much as it did last year.  We anticipate a ramp up of activity as we progress further into the year,” said Mr. Mathewson.

Aldila, Inc. is a leader among manufacturers of graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila manufactures and assembles hockey sticks and blades, in addition to the manufacture of composite prepreg material for its golf shaft business and external sales.  Aldila also manufactures carbon fiber for internal use through an ownership interest in CFT.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Such forward-looking statements include, but are not limited to, implications concerning the acceptance of the NV™ shaft and that its success will continue to attract new customer accounts.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2004, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K.  The forward-looking statements in this press release are particularly subject to the risks that:

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ shaft and product offerings outside the golf industry, will not achieve success with consumers or OEM customers;

•                  our business with Mission Hockey will not continue to grow;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices.

For additional information about Aldila, Inc., please go to the Company’s Website at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,123	$11,531
Marketable securities	2,491	4,971
Accounts receivable	8,117	5,214
Income taxes receivable	—	1,013
Inventories	10,246	8,292
Deferred tax assets	1,570	1,570
Prepaid expenses and other current assets	412	380
Total current assets	37,959	32,971

PROPERTY, PLANT AND EQUIPMENT	5,088	5,245

INVESTMENT IN JOINT VENTURE	3,147	3,072

DEFERRED TAXES	634	634

OTHER NON-CURRENT ASSETS	132	153

TOTAL ASSETS	$46,960	$42,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,601	$4,213
Income taxes payable	913	—
Accrued expenses	1,549	2,781
Total current liabilities	8,063	6,994

LONG-TERM LIABILITIES:
Deferred rent and other long-term liabilities	20	20
Total liabilities	8,083	7,014

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,188,560 shares in 2005 and 5,127,310 shares in 2004, respectively	52	51
Additional paid-in capital	44,370	43,864
Accumulated deficit	(5,545)	(8,854)
Total stockholders’ equity	38,877	35,061

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,960	$42,075

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended
	March 31,
	2005	2004

NET SALES	$17,808	$15,298
COST OF SALES	10,373	9,174
Gross profit	7,435	6,124

SELLING, GENERAL AND ADMINISTRATIVE	2,322	2,435
Operating income	5,113	3,689

OTHER EXPENSE (INCOME):
Other, net	(72)	(3)
Equity in earnings of joint venture	(68)	(99)

INCOME BEFORE INCOME TAXES	5,253	3,791
PROVISION FOR INCOME TAXES	1,944	1,517

NET INCOME	$3,309	$2,274

NET INCOME PER COMMON SHARE	$0.64	$0.47

NET INCOME PER COMMON SHARE, ASSUMING DILUTION	$0.61	$0.46

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,142	4,876

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,437	4,988

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Three months ended
	March 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,309	$2,274
Depreciation and amortization	322	388
Loss on disposal of fixed assets	4	4
Undistributed income of joint venture, net	(75)	(90)
Changes in working capital items, net	(2,800)	1,345
Net cash provided by operating activities	760	3,921

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(155)	(64)
Proceeds from sales of marketable securities	2,480	—
Distribution from joint venture	—	750
Net cash provided by investing activities	2,325	686

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	—	(236)
Benefit from exerice of stock options	225	—
Proceeds from issuance of common stock	282	—
Net cash provided by (used for) financing activities	507	(236)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,592	4,371

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,531	6,919

CASH AND CASH EQUIVALENTS, END OF PERIOD	$15,123	$11,290